Exhibit 99.1

Storage Computer Postpones Reporting of Financial Results and Filing of Form 10Q for the Quarter Ended March 31, 2005

    NASHUA, N.H.--(BUSINESS WIRE)--May 16, 2005--Storage Computer Corporation (OTC: SOSO), (www.storage.com), a provider of high-performance storage management software systems, today announced that it is postponing reporting its financial results and delayed the filing of its Form 10Q for the first quarter ended March 31,2005.
    On March 31, 2004 the Company announced a delay in announcing audited financial results for the quarter and year ending December 31, 2004 The delay resulted from the company's inability to secure new financing and the resulting lack of financial resources to complete the 2004 audit.
    The delay in announcing financial results and the filing of Form 10Q for the first quarter ended March 31, 2005 relates to the same lack of financial resources as discussed above.
    The Company has previously received a "going concern opinion" from its auditors due to recurring losses and negative cash flows from operations which raises substantial doubt about the Company's ability to continue as a going concern.
    The Company is continuing to pursue new financing sources. However, there can be no assurance that the Company will be able to obtain new financing and, if new financing is obtained it could result in significant dilution to existing shareholders. As previously reported, if we are not successful in obtaining new financing the ability of the Company to continue to operate as an independent company in serious doubt.
    For the reasons described above, the Company is unable to determine at this time a date certain by which it expects to announce financial results to file its Form 10K and Form 10Q for the quarter and year ended December 31, 2004 and for the first quarter ended March 31, 2005.
    Forward-Looking Statements. This press release contains forward-looking statements to future events or future financial performance that involves risks and uncertainties. The forward-looking statements in this press release address a variety of subjects, including without limitation, future business prospects. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statement based on a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by Storage Computer Corporation with the Securities and Exchange Commission, including our most recent reports on Form 10K and 10Q.

    CONTACT: Storage Computer Corporation
             Michael J. O'Donnell, 603-880-3005
             CF0
             ir@storage.com